As filed with the Securities and Exchange Commission on June 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Very Good Food Company Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	2000	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2748 Rupert Street,

Vancouver, British Columbia,

Canada V5M 3T7

(855) 526-9254

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VGFC Holdings LLC

220 S. 1st Street

Patterson, California

95363

(855) 526-9254

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Boonstra

Samuel J. Seiberling

Davis Graham & Stubbs LLP

1550 17th Street, Suite 500

Denver, CO 80202

(303) 892-9400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2022

PRELIMINARY PROSPECTUS

65,000,000 Common Shares

This prospectus relates to the offer and resale, by the selling shareholder identified in this prospectus, of up to an aggregate of 65,000,000 common shares, no par value per share (the “Common Shares”), of The Very Good Food Company Inc. (the “Company”), consisting of (a) 13,100,000 Common Shares, (b) 32,500,000 Common Shares (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) and (c) 19,400,000 Common Shares (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”). The Common Shares, Warrants and the Pre-Funded Warrants were sold by the Company in a private placement pursuant to the Securities Purchase Agreement dated May 30, 2022 (the “Securities Purchase Agreement”).

Among other things, (i) each Warrant is exercisable for $0.2582 per Common Share and has a term of 5 years from the issuance date and (ii) each Pre-Funded Warrant is exercisable for $0.0001 per Common Share and expires upon the exercise of the Pre-Funded Warrant. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Common Shares underlying the Warrants and the Pre-Funded Warrants to the holder, the holder may, in its sole discretion, elect to exercise the Warrant or the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Warrant and the Pre-Funded Warrants, as applicable. If the Company does not issue the Common Shares in a timely fashion, the Warrant and the Pre-Funded Warrant each contain certain damages provisions. A holder will not have the right to exercise any portion of (i) the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of the Company’s Common Shares outstanding immediately after giving effect to the exercise or (ii) the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99%, in each case as such percentage of beneficial ownership is determined in accordance with the terms of the Warrants and the Pre-Funded Warrants, as applicable. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants and Pre-Funded Warrants with the same effect as if such successor entity had been named in the Warrant and the Pre-Funded Warrants itself. If holders of our Common Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant or Pre-Funded Warrant following such fundamental transaction. In addition, we or the successor entity, at the request of warrant holders, will be obligated to purchase any unexercised portion of the Warrants and the Pre-Funded Warrants in accordance with the terms of such Warrants.

The selling shareholder is identified in the table commencing on page 12. No Common Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Common Shares by the selling shareholder. All net proceeds from the sale of the Common Shares covered by this prospectus will go to the selling shareholder. However, we may receive the proceeds from any exercise of warrants if the holders do not exercise the warrants on a cashless basis. See “Use of Proceeds.”

The selling shareholder may sell all or a portion of the Common Shares from time to time in market transactions through any market on which our Common Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

Our Common Shares are listed on the TSX Venture Exchange (“TSX-V”) under the symbol “VERY.V”, The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “VGFC” and the Frankfurt Stock Exchange under the trading symbol “OSI”. On June 28, 2022, the closing price of our Common Shares on the Nasdaq was $0.266 per Common Share.

The securities offered in this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before purchasing any of our securities.

Neither the U.S. Securities and Exchange Commission, the Canadian Securities Administrators nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell or solicit any security other than the Common Shares offered by this prospectus. In addition, we are not offering to sell or solicit any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with international financial reporting standards (“IFRS”). Our historical results do not necessarily indicate our expected results for any future periods.

In this prospectus, unless the context otherwise requires:

•	references to “BCBCA” refer to the Business Corporation Act (British Columbia);

•	references to “Common Shares” or “our shares” refer to common shares of The Very Good Food Company Inc.;

•	references to the “Company,” “we,” “our”, “VGFC” and “Very Good” refer to The Very Good Food Company Inc.;

•	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;

•	references to “Can Dollars” and “CAD” are to Canadian Dollars, the Canadian currency;

•	references to the “SEC” are to the United States Securities and Exchange Commission; and

•	references to “TSX-V” are to the TSX Venture Exchange.

We have not taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus outside of the United States.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in British Columbia, Canada, that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Overview

The Company is an emerging plant-based food technology company that develops, produces, distributes and sells a variety of plant-based meat and cheese products under its brands The Very Good Butchers and The Very Good Cheese Co.

As of June 27, 2022, the Company’s product portfolio consisted of 24 products: 19 products developed under The Very Good Butchers brand and five products developed under The Very Good Cheese Co. brand. The Very Good Butchers brand includes the Company’s premium gluten-free, soy-free and Non-GMO verified line of sausages, burgers and meatballs marketed under the Butcher’s Select label.

Following its recent corporate strategic shift to focus on sustainable growth and a path to profitability, the Company is currently consolidating its operations into its leased production facility located in Vancouver, British Columbia, known as the Rupert Facility, and is ceasing operations at its production facilities located in Victoria, British Columbia and Patterson, California. To further right size the organization, the Company has significantly lowered headcounts across all departments and implemented initiatives such as pausing non-critical capital expenditures and lowering general and administrative expenses.

The Company currently distributes and sells its products in all Canadian provinces and territories and in 50 states in the United States through large and small retailers including, in Canada, Whole Foods Markets Canada, Thrifty Foods (Sobeys), Save-On-Foods, Fresh St. Market, Choices Markets, IGA, and in the United States, Wegmans, Harmon’s, PCC, Earth Fare, Erewhon and Metro Markets. Historically the Company’s three main revenue channels have been eCommerce, wholesale and its butcher shop and restaurant located in Victoria, British Columbia. Pursuant to its re-focused strategy, the Company is diverting from its eCommerce and the restaurant channels to prioritize wholesale and build a presence in the food service market.

Corporate Information

The Company was incorporated on December 27, 2016, under the laws of the province of British Columbia, Canada under its original name “The Very Good Butchers Inc.” The Company changed its legal name to “The Very Good Food Company Inc.” on October 1, 2019. The Company’s head office is located at 2748 Rupert Street, Vancouver, BC, V5M 3T7 and its registered and records office is located at 800 – 885 West Georgia Street, Vancouver, BC, V6C 3H1. The Company’s telephone number is (855) 526-9254. The SEC maintains an Internet site (http://www.sec.gov) that makes available reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Company’s website can be found at www.verygoodfood.com. The information on the Company’s website does not constitute part of this prospectus.

Recent Developments

Nasdaq Notification – Minimum Bid Price Rule

On January 11, 2022, the Company received notification (the “January 2022 Notification”) from the Listing Qualifications Department of Nasdaq that, for the previous 30 consecutive business days, the bid price of the

Company’s Common Shares had closed below the minimum US$1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Nasdaq notification has no immediate effect on the listing of the Company’s Common Shares. The Company is also listed on the TSX-V and the notification does not affect the Company’s compliance status with such listing.

Under Nasdaq rule 5810(c)(3)(A), the Company has until July 11, 2022 to regain compliance with the Bid Price Rule. If at any time over this period the bid price of the Company’s Common Shares close at US$1.00 per Common Share or more for a minimum of 10 consecutive business days, the Company will regain compliance, unless Nasdaq exercises its discretion to extend this 10-day compliance period.

Since the date of the January 2022 Notification, the bid price of the Company’s Common Shares has closed below US$1.00 per Common Share. Accordingly, the Company does not expect to be in compliance with the Bid Price Rule as of July 11, 2022. Assuming the Company does not regain compliance as of July 11, 2022, the Company may be eligible for an additional compliance period of 180 calendar days. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards of the Nasdaq Capital Market, with the exception of the Bid Price Rule, and will need to provide written notice of its intention to cure the deficiency during this second compliance period, by effecting a reverse stock split, if necessary. If the Company does not qualify for the additional compliance period, then the Company’s Common Shares will be subject to delisting, at which time the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

Nasdaq Notification—Late Form 20-F Filing

On May 20, 2022, the Company received notification from Nasdaq that that since the Company had not yet filed its Annual Report on Form 20-F for the year ended December 31, 2021, it was no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires the Company to timely file all required periodic financial reports with the SEC. The Company filed its Annual Report on Form 20-F on May 27, 2022, and as a result, the Company believes it has regained compliance with Nasdaq Listing Rule 5250(c)(1).

Implications of Being an Emerging Growth Company

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, the Company may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including:

•	presenting only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•	reduced disclosure about the Company’s executive compensation arrangements;

•	exemption from the requirements to hold non-binding advisory votes on executive compensation;

•	extended transition periods for complying with new or revised accounting standards;

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exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and

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exemption from complying with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis). The Company may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of its initial public offering or such earlier time that the Company is no longer an emerging growth company. The Company will cease to be an emerging growth company if it has more than $1.07 billion in annual revenue, it has more than $700 million in market value of its stock held by non-affiliates, or it issues more than $1 billion of non-convertible debt securities over a three-year period. The Company may choose to take advantage of some, but not all, of the available exemptions.

Implications of Being a Foreign Private Issuer Status

The Company is a “foreign private issuer” under applicable U.S. federal securities laws, and is, therefore, not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC and Nasdaq. Under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC. In addition, the Company’s officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act. Therefore, the Company’s shareholders may not know on as timely a basis when the Company’s officers, directors and principal shareholders purchase or sell Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer. Moreover, as a foreign private issuer, the Company is exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements for annual meetings and other events requiring the solicitation of a shareholder vote.

In addition, as a foreign private issuer, the Company is permitted to follow certain Canadian corporate governance practices in lieu of those required by Nasdaq listing rules. In particular, the Company’s articles provide a minimum quorum requirement of 5% which is less than the Nasdaq’s minimum requirement of at least 33 1/3% of the outstanding Common Shares. The Company is also not required under applicable Canadian law or the rules of the TSX-V to have a majority independent board of directors, provided that the Company has at least two independent directors. As a foreign private issuer, the Company intends to follow Canadian corporate governance practices in lieu of the Nasdaq requirement to have a majority independent board. As a result, the Company’s shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all U.S. corporate governance requirements.

Also, as a foreign private issuer, the Corporation intends to follow the listing rules of the TSX-V in respect of private placements instead of the requirements of the Nasdaq to obtain shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in the Company and certain acquisitions of the shares or assets of another company).

THE OFFERING

Common Shares Outstanding Before this Offering	131,603,464

Common Shares Offered by the Selling Shareholder	65,000,000 Common Shares, no par value per share, consisting of (i) 13,100,000 Common Shares, (ii) 32,500,000 Warrant Shares and (iii) 19,400,000 Pre-Funded Warrant Shares.

Common Shares Outstanding After this Offering	131,603,464

Use of proceeds	We will not receive any proceeds from the sale of the Common Shares by the selling shareholder. All net proceeds from the sale of the Common Shares covered by this prospectus will go to the selling shareholder. However, we may receive the proceeds from any exercise of Warrants and Pre-Funded Warrants if the holders do not exercise the Warrants or Pre-Funded Warrants on a cashless basis. See the section of this prospectus titled “Use of Proceeds.”

Nasdaq Symbol for Common Shares	VGFC

Risk factors	Before investing in our securities, you should carefully read and consider the “Risk Factors” beginning on page 6 of this prospectus.

Lock-Up Agreements	Each of the Company’s executive officers and directors, as of May 30, 2022, agreed not to offer, issue, sell, contract to sell, hypothecate, pledge or otherwise dispose of any of our Common Shares or other securities convertible into or exercisable or exchangeable for shares of our Common Shares for a period of 90 days after the effective date of this registration statement.

RISK FACTORS

An investment in our securities involves significant risk. Before making an investment in our securities, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 20-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

The sale of a substantial amount of our Common Shares, including resale of the Warrant Shares issuable upon the exercise of the Warrants or Pre-Funded Shares issuable upon exercise of the Pre-Funded Warrants held by the selling shareholder in the public market could adversely affect the prevailing market price of our Common Shares.

We are registering for resale 65,000,000 Common Shares, consisting of (a) 13,100,000 Common Shares, (b) 32,500,000 Warrant Shares and (c) 19,400,000 Pre-Funded Warrant Shares. Sales of substantial amounts of our Common Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Shares. We cannot predict if and when the selling shareholder may sell such Common Shares in the public markets. Furthermore, in the future, we may issue additional Common Shares or other equity or debt securities convertible into Common Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of United States Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934, as amended (collectively referred to as “forward-looking information”). Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances. Any such forward-looking information may be identified by words such as “proposed”, “expects”, “intends”, “may”, “will”, and similar expressions.

This forward-looking information includes, but is not limited to, statements relating to: the Company’s business strategy and growth plans; the Company’s plans to lower throughput and headcount at some locations, manage inventory levels and implement initiatives, such as temporarily pausing non-critical capital expenditures and lowering selling, general and administrative spending, to manage both short and long-term liquidity, manage the Company’s cash runway and establish a path towards profitability; future capital expenditures on the Rupert, Patterson and Fairview Facilities; the Company’s review of its on-line strategy and marketing expenditures relating to its eCommerce store; the Company’s intended transition from a focus on top line growth to balancing top line growth and profitability; future workforce reductions; the Company’s strategic review of its go-to market channels and the potential outcome of such review; the Company’s focus on the wholesale and food service channels; management’s belief that the initiatives being implemented will allow the Company to manage both its short-term and long-term liquidity and increase its cash runway; management’s efforts to evaluate ways to support the business with as little dilution as possible; the scale and timing of the anticipated production capacity increases at its production facilities; Very Good’s ability to open a second flagship store; the continued strong and increasing demand for Very Good’s products; the appeal and attributes of the Company’s products including taste and nutritional content and their ability to compete; trends and growth expectations in the plant-based industry; planned product innovation and the benefits Very Good expects to derive from any new product launches; wholesale expansion and specifically, Very Good’s U.S. retail expansion and the number of stores Very Good’s products are expected to be in; Very Good’s acquisition strategy; and the impact of the COVID-19 pandemic on Very Good’s business.

Forward-looking information is based on the Company’s opinions, estimates and assumptions in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that the Company currently believes are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

Certain assumptions with respect to, the Company’s ability to successfully implement the cost improvement initiatives and measures and achieve their intended benefits, the availability of sufficient financing on reasonable terms to fund Very Good’s capital and operating requirements; the Company’s ability to remain listed on Nasdaq; the impact of COVID-19; continued growth of the popularity of plant-based foods and, in particular, vegan meat alternatives; the continued strong demand for Very Good’s products; no material deterioration in general business and economic conditions; no material fluctuations of interest rates and foreign exchange rates; the successful placement of Very Good’s products in retail stores; the availability of sufficient financing on reasonable terms to fund Very Good’s capital and operating requirements, Very Good’s ability to successfully enter new markets and manage its international expansion, receipt of trademarks we have applied for in Canada, the United States, the European Union and the United Kingdom, Very Good’s ability to increase production capacity and obtain the necessary production equipment and human resources as needed, Very Good’s relationship with its suppliers, distributors and third-party logistics providers, results of our consultation with stakeholders across the Company to develop ESG goals, and the Company’s ability to position Very Good competitively, are all material assumptions made in preparing forward-looking information and management’s expectations.

Forward-looking information is based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements are made and is subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to the following risk factors described or incorporated by reference in greater detail under the heading entitled “Risk Factors” in this prospectus:

•	We have experienced liquidity challenges in 2021, which have continued into 2022, and we may not be able to secure additional financing to fund operations or expand our business.

•	We have incurred losses in the past and may be unable to achieve or sustain profitability in the future despite moderating our operating costs.

•	The COVID-19 pandemic has had and may continue to have a material adverse effect on our business and future growth opportunities.

•	We experience intense competition from other plant-based food producers and this competition could adversely affect our business and revenue.

•	Our business requires sourcing seasonal, raw ingredients, a disruption in the supply or a material price fluctuation of these ingredients could adversely affect our business.

•	Our business relies on building brand awareness through social media marketing which can be adversely affected by regulation, privacy policy updates and/or negative reviews from influencers.

•	An inability to scale production and manage supply chain and inventory levels could affect our ability to become profitable.

•	We may face delays and even failure in attempting to establish and ramp up our production facilities.

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Our access to capital may be limited if we fail to comply with the covenants under the Company’s loan agreement (the “Loan Agreement”) for a senior secured credit facility, dated June 7, 2021, with Waygar Capital Inc., as agent for Ninepoint Canadian Senior Debt Master Fund L.P.

•	Our inability to attract and retain key managers may adversely impact our ability to carry out our business operations and strategies as planned.

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Our ability to generate revenue depends in large part on our ability to attract new customers, innovate and expand production, if we fail in any of these initiatives, we may not be able to increase revenue.

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We are subject to risks associated with third party logistics providers (3PL) and any increase in price, disruption in service or future unfavorable terms may adversely affect our results of operations.

•	We are subject to risks related to real or perceived quality or health issues with our products, any failure to uphold a high-quality standard would likely harm our brand and our business.

•	We could be subject to product recalls which would likely result in significant losses in both inventory, revenue and reputational image.

•	We may enter into co-manufacturing relationships which subject our business to additional regulatory related risks.

•	Our business and brand are sensitive to risks relating to food safety and consumer health, including product liability, an adverse event could have an unfavorable effect on our business.

•	Our business relies on the protection of trademarks and other intellectual property rights, protecting and enforcing these rights may create a large financial burden.

•	Losing a significant distributor arrangement could negatively impact our business.

•	We may face unexpected challenges and ultimately be unsuccessful in U.S. and international expansion.

•	Any failure to adhere to laws and regulations regarding product labelling and marketing may adversely impact our business.

•	We may be subject to additional taxes, which could affect our operating results.

•	Failure to innovate will affect our ability to expand and become profitable.

•	Our ability to generate revenue depends on our ability to attract new customers and retain existing customers, if we fail to do either we may not be able to meet our growth strategy.

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As our business consolidates customers and becomes increasingly reliant on large distributors, we become subject to the risk of losing a significant customer which could adversely affect our result of operations.

•	Our product pricing strategy may become inefficient, which could result in a negative impact on our revenue.

•	The regulatory framework in which we operate is constantly evolving.

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We may engage in litigation and there may be claims made against us from time to time that can result in litigation that could distract management from our business activities and result in significant liability or damage to us.

•	We may be unable to execute successfully on our acquisitions, investments, and other business initiatives.

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We are subject to risks associated with leasing space and equipment and are subject to a number of long-term non-cancelable leases with substantial lease payments. Any failure to make these lease payments when due, or the inability to extend, renew or continue to lease space and equipment in key locations, would likely harm our business, profitability, and results of operations.

•	A change in consumer trends away from plant-based products could limit demand for our products.

•	If we issue additional Common Shares this may have a dilutive effect on shareholders.

•	Our business is labor intensive and could be adversely affected if we are unable to maintain satisfactory relations with our employees or the occurrence of union attempts to organize our employees.

•	An inability to maintain high social responsibility standards could lead to reputational damage and adversely affect our business.

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An inability to maintain effective internal controls over financial reporting could increase the risk of an error in our financial statements and/or call into question the reliability of our financial statements.

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Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our reported financial results or financial condition.

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We are currently not in compliance with Nasdaq’s minimum bid price requirement. Failure to regain compliance will result in delisting from Nasdaq, limit our ability to raise capital and may have a negative impact on the price and liquidity of our Common Shares.

•	We incur significantly increased costs and devote substantial management time as a result of operating as a U.S. public company.

•	A decline in the price of the Common Shares could affect our ability to raise further working capital and adversely impact our ability to continue operation.

•	Future sales of our securities by existing shareholders or by us could cause the market price for the Common Shares to decline.

•	We do not expect to pay any cash dividends for the foreseeable future.

The forward-looking information contained in this prospectus represents the Company’s expectations as of the date of the prospectus and is subject to change after such date. Very Good disclaims any intent or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Shares by the selling shareholder. All net proceeds from the sale of the Common Shares covered by this prospectus will go to the selling shareholder. We expect that the selling shareholder will sell their Common Shares as described under “Plan of Distribution.”

We may receive proceeds from the exercise of the Warrants and the Pre-Funded Warrants to the extent that these Warrants and Pre-Funded Warrants are exercised for cash. The Warrants and Pre-Funded Warrants, however, are exercisable on a cashless basis under certain circumstances. If all of the Warrants and Pre-Funded Warrants mentioned above were exercised for cash in full, the proceeds would be approximately $8,393,440. We intend to use the net proceeds of such warrant exercise, if any, for general working capital purposes.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2022. The information in this table is dated prior to the Company’s issuance of the Common Shares, the Warrants, and the Pre-Funded Warrants, and does not include proceeds from the private placement described in “Private Placement of Common Shares, Pre-Funded Warrants and Warrants” below. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

As of March 31, 2022
(Canadian Dollars)	Actual
Cash and cash equivalents	$6,382,705
Loans payable and other liabilities, including current portion(1)	$7,002,772

Shareholders’ equity:
Share capital	$84,753,280
Equity reserve	$25,925,531
Subscription received and receivable	$—
Accumulated other comprehensive income	$33,806
Deficit	$(80,850,929)

Total shareholders’ equity	$29,861,688

Total liabilities and shareholders’ equity	$65,305,593

(1)	Represents (i) $6,407,990 payable under the Company’s senior secured credit facility and (ii) $594,782 payable for the financing of certain production equipment.

The above table is based on 118,503,242 Common Shares outstanding as of March 31, 2022 and excludes (i) 13,064,081 warrants outstanding as of March 31, 2022 and (ii) 7,367,230 options outstanding as of March 31, 2022.

SELLING SHAREHOLDER

The Common Shares being offered by the selling shareholder are those previously issued to the selling shareholder, and those issuable to the selling shareholder, upon exercise of the Warrants and the Pre-Funded Warrants. For additional information regarding the issuances of those Common Shares, Warrants and Pre-Funded Warrants, see “Private Placement of Common Shares, Pre-Funded Warrants and Warrants” below. We are registering the Common Shares in order to permit the selling shareholder to offer the shares for resale from time to time. Except for the ownership of the Common Shares, Warrants and the Pre-Funded Warrants, the selling shareholder has not had any material relationship with us within the past three years.

The table below lists the selling shareholder and other information regarding the beneficial ownership of the Common Shares by the selling shareholder. The second column lists the number of Common Shares beneficially owned by the selling shareholder, based on its ownership of the Common Shares, as of June 29, 2022, assuming exercise of the Warrants and Pre-Funded Warrants held by the selling shareholder on that date, without regard to any limitations on exercises.

The third column lists the Common Shares being offered by this prospectus by the selling shareholder.

In accordance with the terms of a registration rights agreement with the selling shareholder, this prospectus generally covers the resale of the sum of (i) the number of Common Shares issued to the selling shareholder in the “Private Placement of Common Shares, Pre-Funded Warrants and Warrants” described below and (ii) the maximum number of Common Shares issuable upon exercise of the related Warrants and Pre-Funded Warrants, determined as if the outstanding Warrants and Pre-Funded Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Warrants and Pre-Funded Warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholder pursuant to this prospectus.

Under the terms of the Warrants and Pre-Funded Warrants, a selling shareholder may not exercise the Warrants and Pre-Funded Warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of Common Shares which would exceed 4.99% with regard to the Warrants or 9.99% with regarding to the Pre-Funded Warrants, as applicable, of our then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of such Warrants and Pre-Funded Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling shareholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Common Shares Owned Prior to Offering		Maximum Number of Common Shares to be Sold Pursuant to this Prospectus	Number of Common Shares Owned After Offering
Armistice Capital Master Fund Ltd.	67,000,000	(1)	65,000,000	2,000,000

(1)

The number of Common Shares includes (i) 2,000,000 Common Shares issuable upon the exercise of warrants with an exercise price of $2.35 issued to the selling shareholder in a registered offering of units of the Company in October 2021, (ii) 13,100,000 Common Shares, (iii) 19,400,000 Common Shares issuable upon exercise of Pre-Funded Warrants, and (iv) 34,500,000 Common Shares issuable upon the exercise of Warrants, all of which are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The Pre-Funded Warrants and Warrants are each subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our common stock would exceed the relevant warrant’s ownership limitation. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the material attributes and characteristics of the Company’s authorized share capital. This summary is qualified by reference to, and is subject to, and the detailed provisions of our articles (the “Articles”), which are filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, we have filed as Exhibit 2.2 to our Annual Report on Form 20-F an exhibit that contains a description of our Common Shares, which is available on the SEC’s website at www.sec.gov.

Authorized Capitalization

Our authorized share capital consists of an unlimited number of Common Shares. As at June 27, 2022, there were 131,603,464 Common Shares issued and outstanding. Holders of our Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders and to receive all notices and other documents required to be sent to shareholders. On a poll, every shareholder is entitled to one vote for each Common Shares held. The holders of Common Shares are entitled to dividends if, as and when declared by the Board and, upon the liquidation, dissolution or winding-up of its affairs or other distribution of its assets for the purpose of winding-up its affairs, to receive, on a pro rata basis, all of the remaining assets of the Company. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking fund or purchase fund provisions.

Share History

The Common Shares are currently listed and posted for trading on the TSX-V under the symbol “VERY.V”. Our Common Shares were initially listed on the Canadian Securities Exchange following completion of our initial public offering on June 16, 2020 until March 16, 2021 and thereafter on the TSX-V, where the Company’s Common Shares commenced trading on March 17, 2021. In October 2021, the Company’s Common Shares were registered under Section 12(b) of the Exchange Act and were approved for listing for trading on Nasdaq under the trading symbol “VGFC”. The Common Shares are also traded on the Frankfurt Stock Exchange under the trading symbol “OSI”.

Private Placement of Common Shares, Pre-Funded Warrants and Warrants

Among other things, (i) each Warrant is exercisable for $0.2582 per Common Share and has a term of 5 years from the issuance date and (ii) each Pre-Funded Warrant is exercisable for $0.0001 per Common Share and expires upon the full exercise of all of the warrants underlying the Pre-Funded Warrant. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Common Shares underlying the Warrants and the Pre-Funded Warrants to the holder, the holder may, in its sole discretion, elect to exercise the Warrant or the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Warrant and the Pre-Funded Warrants, as applicable. If we do not issue the shares in a timely fashion, the Warrant and the Pre-Funded Warrant each contain certain damages provisions. A holder will not have the right to exercise any portion of (i) the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our Common Shares outstanding immediately after giving effect to the exercise or (ii) the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99%, in each case as such percentage of beneficial ownership is determined in accordance with the terms of the Warrants and the Pre-Funded Warrants, as applicable. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants and Pre-Funded Warrants with the same effect as if such successor entity had been named in the Warrant and the Pre-Funded Warrants itself. If holders of our Common Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant or Pre-Funded Warrant following such fundamental transaction. In addition, we or the successor entity, at the request of warrant holders, will be obligated to purchase any unexercised portion of the Warrants and the Pre-Funded Warrants in accordance with the terms of such Warrants.

Our Articles

Set out below is a description of our Articles and of the applicable provisions of the British Columbia Business Corporation Act (“BCBCA”) (as currently in effect) related to our Articles.

Objects and Purposes of our Company

Our Articles do not contain and are not required to contain a description of our objects and purposes. There is no restriction contained in our Articles of the business that we may carry on.

Voting on Certain Proposal, Arrangement, Contract or Compensation by Directors

Our Articles restrict our directors’ power to vote on a proposal, arrangement, or contract in which the directors are materially interested, but do not restrict our directors’ power to: (a) to vote with regard to compensation payable to themselves or any other members of their body in the absence of an independent quorum; or (b) borrow money. Additionally, a director is not required to hold a share in our capital as qualification for his or her office but must be qualified as required by the BCBCA to become, act or continue to act as a director.

Share Rights

The holders of the Common Shares are entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Company and to one vote in respect of each Common Share held at such meetings. Dividends are subject to the rights if any, of shareholder holding shares with special rights as to dividends.

Procedures to Change the Rights of Shareholders

The rights, privileges, restrictions and conditions attaching to the Common Shares are contained in our Articles and such rights, privileges, restrictions and conditions may be changed by amending our Articles which can be done by either shareholders or directors.

The Articles may be amended by the shareholders to change the authorized share structure of the Company where applicable to (i) create one or more classes of shares; (ii) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares; (iii) if the Company is authorized to issue shares of a class of shares with par value, (a) subject to section 74 of the BCBCA, decrease the par value of those shares; (b) increase the par value of those shares if none of the shares of that class of shares are allotted or issued; (iv) change all or any of its unissued, or fully paid, shares with par value into shares without par value; (v) change all or any of its unissued shares without par value into shares with par value; (vi) eliminate any class or series of shares if none of the shares of that class or series of shares are allotted or issued; (vii) alter the identifying name of any of its shares; (viii) establish a maximum number of shares that the Company is authorized to issue out of any class or series for which no maximum is established; or (ix) otherwise alter its authorized share structure when required or permitted to do so by the BCBCA. Shareholders may amend the Articles to (i) create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or (ii) vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued as long as the affected class of shares consents by way of a separate resolution of those shareholders.

The Articles may be amended by the directors to change the authorized share structure of the Company where applicable to (i) create one or more series of shares and if no such shares of such a series are issued, to also attach special rights and restrictions to such series or to alter any such special rights and restrictions; (ii) subdivide all or any or its unissued, or fully paid issued, shares with par value into shares of small par value; (iii) subdivide all or any of its unissued, or fully paid issued, shares without par value; (iv) consolidate all or any of its unissued or fully paid issued, shares with par value into shares of larger par value; or (v) consolidate all or any of its unissued, or fully paid issued, shares without par value.

Meetings

Each director holds office until our next annual general meeting or until his or her office is earlier vacated in accordance with the provisions of the BCBCA. A director appointed or elected to fill a vacancy on our Board also holds office until our next annual general meeting.

Annual meetings of our shareholders must be held at such time in each year not more than fifteen (15) months after the last annual meeting, as the Board may determine. Pursuant to our Articles, notice of the time and place of a meeting of shareholders must be sent not less than twenty-one (21) days before the meeting so long as the Company is a public company, otherwise, 10 days.

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders. This person is not considered part of the quorum or entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

Under our Articles, the quorum for the transaction of business at a meeting of our shareholders is two persons who are, or who represent by proxy, shareholders that hold at least five (5) percent of the issued shares entitled to be voted at the meeting. The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the vote cast on the resolution.

Shareholder Proposals and Advance Notice Procedures

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the Company for at least two years before the date of signing the proposal.

Limitations on Ownership of Securities

Except as provided in the Investment Canada Act (Canada) (See Market for Common Shares – Exchange Controls located in exhibit 99.1 of the Annual Report), there are no limitations specific to the rights of non-Canadians to hold or vote the Common Shares under the laws of Canada or British Columbia, or in our Articles.

Change in Control

There are no provisions in our Articles that would have the effect of delaying, deferring or preventing a change in control of us, and that would operate only with respect to a merger, acquisition or corporate restructuring involving us or any of our subsidiaries.

Ownership Threshold

Our Articles do not contain any provisions governing the ownership threshold above which shareholder ownership must be disclosed. Securities legislation in Canada requires that we disclose in our management information circular for our annual meeting and certain other disclosure documents filed by us under such legislation, holders who beneficially own more than ten (10) percent of our issued and outstanding Common Shares.

Dividend Policy

We currently intend to retain any future earnings to fund the development and growth of our business and do not currently anticipate paying dividends on the Common Shares. Any determination to pay dividends in the future will be at the discretion of the Board and will depend on many factors, including, among others, our financial condition, current and anticipated cash requirements, contractual restrictions and financing agreement covenants, and other factors that our Board may deem relevant.

The Loan Agreement, or certain other agreements that the Company may enter into from time to time for indebtedness, prohibits us from paying dividends at any time at which a default or event of default has occurred and is continuing, or if a default or event of default would exist as a result of paying the dividend.

Transfer Agent

The registrar and transfer agent for the Common Shares is Computershare Investor Services Inc.

PLAN OF DISTRIBUTION

The selling shareholder (the “Selling Shareholder”) of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Harper Grey LLP, has passed upon certain legal matters regarding the securities offered hereby under Canadian law. Davis Graham & Stubbs LLP has passed upon certain legal matters regarding the securities offered hereby under United States law.

EXPERTS

The consolidated financial statements of The Very Good Food Company Inc. as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report by KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of The Very Good Food Company Inc. appearing in The Very Good Food Company Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2019, have been audited by DMCL LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the Common Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our Common Shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s website at http://www.sec.gov. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

•	Our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on May 27, 2022; and

•

Our Current Reports on Form 6-K filed with the SEC on May  27, 2022, May  31, 2022, June  3, 2022, June 23, 2022, and June 30, 2022 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act).

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

The Very Good Food Company, Inc.

2748 Rupert Street

Vancouver, BC V5M 3T7

Tel: +1 (855) 526-9254

Attention: Jordan Rogers, Chief Commercial Officer

You also may access the incorporated reports and other documents referenced above on our website at www.verygoodfood.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is incorporated under the laws of Canada and its principal executive offices are located outside the United States. Certain of the Company’s directors and officers reside outside the United States. In addition, substantially all of the Company’s assets and the assets of certain of the Company’s directors and officers are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon the Company or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against the Company or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts in jurisdictions outside of the U.S. (i) would enforce judgments of U.S. courts obtained in actions against the Company or its directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against the Company or its directors or officers based on those laws.

65,000,000 Shares of Common Stock

PROSPECTUS

                , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia) (the “BCBCA”), the Company may indemnify a present or former director or officer of the Company, a director or officer of another corporation that at the time the corporation is or was an affiliate of the Company or who, at the request of the Company, is or was a director or officer or holds a position equivalent to that of, a director or officer of a corporation, partnership, trust, joint venture or other unincorporated entity, against all costs, charges and expenses, including legal and other fees, as well as any judgments, penalties, fines or amounts paid to settle a legal proceeding or investigative action, incurred by the individual in respect of any legal proceeding or investigative action, whether current, threatened, pending or completed, in which the individual is involved because of that association with the Company or other entity. The Company may not indemnify such an individual if the indemnity or payment is prohibited by the Company’s memorandum of articles; if the individual did not act honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request; and in the case of a proceeding other than a civil proceeding, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Company may advance moneys reasonably incurred to an individual described above for the costs, charges and expenses, including legal and other fees, of a proceeding described above; however, the individual shall provide the Company with a written undertaking that should the payment of costs, charges and expenses of a proceeding be determined to be prohibited under the BCBCA, the individual shall repay the moneys.

The Articles of the Company provide that, the Company shall indemnify a director or former director of the Company and their heirs and legal representatives against all costs, charges and expenses, including legal and other fees, as well as any judgments, penalties, fines or amounts paid to settle a legal proceeding or investigative action, incurred by the individual in respect of any legal proceeding or investigative action. The Articles of the Company also provide that the Company may purchase and maintain such insurance for the benefit of a director, officer, employee or agent of the Company, a former director, officer, employee or agent of the Company, an individual who at the request of the Company is or was a director, officer, employee or agent of a corporation or of a partnership, joint venture or other unincorporated entity or an individual who at the request of the Company holds or held a position equivalent to that of a director or officer of a partnership, joint venture or other unincorporated entity, against any liability incurred by the individual, in the individual’s capacity set forth in this paragraph.

The Company maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburse the Company for payments made pursuant to the indemnity provisions under the Articles of the Company and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, the Company issued and sold the following securities without registering the securities under the Securities Act:

Date of Issue	Number and Type of Securities	Exercise Price per Security
1/11/2019	CAD 245,000 Principal Amount of FrontFundr Debentures(1)	N/A
1/22/2019	CAD 25,000 Principal Amount of Early 2019 Debentures(2)	N/A
3/22/2019	CAD 1,500 Principal Amount of HR Debentures(3)	N/A
4/22/2019	CAD 1,500 Principal Amount of HR Debentures(3)	N/A
5/6/2019	CAD 50,000 Principal Amount of Early 2019 Debentures(2)	N/A
5/22/2019	CAD 1,500 Principal Amount of HR Debentures(3)	N/A
6/11/2019	CAD 300,000 Principal Amount of June Debentures(4)	N/A
6/22/2019	CAD 1,500 Principal Amount of HR Debentures(3)	N/A
7/22/2019	CAD 1,500 Principal Amount of HR Debentures(3)	N/A
7/31/2019	12,332,002 July Financing Units(5)	CAD 0.15
7/31/2019	16,667 units(6)	CAD 0.15
8/4/2019	CAD 2,400 Principal Amount of HR Debentures(3)	N/A
8/16/2019	3,000,000 units(7)	CAD 0.15
8/22/2019	CAD 1,500 Principal Amount of HR Debentures(3)	N/A
8/31/2019	33,334 units(6)	CAD 0.15
9/30/2019	33,334 units(6)	CAD 0.15
10/31/2019	33,334 units(6)	CAD 0.15
11/30/2019	33,334 units(6)	CAD 0.15
12/31/2019	33,334 units(6)	CAD 0.15
1/1/2020	3,100,000 options(8)	CAD 0.25
1/31/2020	33,334 units(6)	CAD 0.15
2/28/2020	33,334 units(6)	CAD 0.15
3/31/2020	33,334 units(6)	CAD 0.15
4/30/2020	33,334 units(6)	CAD 0.15
5/31/2020	33,334 units(6)	CAD 0.15
6/17/2020	16,422,000 Common Shares(9)	N/A
6/17/2020	500,000 warrants(10)	CAD 0.25
6/17/2020	1,288,000 warrants(11)	CAD 0.25
6/17/2020	400,000 options(8)	CAD 0.25
6/24/2020	120,000 options(8)	CAD 1.31
7/10/2020	408,456 Common Shares(12)	N/A
8/7/2020	80,000 units(13)	CAD 2.00
8/7/2020	522,548 warrants(14)	CAD 1.30
8/7/2020	6,555,000 units(15)	CAD 2.00
8/7/2020	60,000 options(8)	CAD 1.56
8/13/2020	88,462 units(16)	CAD 2.00
9/4/2020	30,000 options(8)	CAD 1.65
9/17/2020	5,506 options(8)	CAD 1.70
9/21/2020	250,000 options(8)	CAD 1.68
10/6/2020	60,000 warrants(17)	CAD 1.51
10/7/2020	100,000 options(8)	CAD 1.60
10/13/2020	50,000 options(8)	CAD 1.74
10/22/2020	11,523 Common Shares(12)	N/A
10/22/2020	47,866 Common Shares(12)	N/A
11/24/2020	522,300 options(8)	CAD 4.65
12/1/2020	4,417 Common Shares(12)	N/A

12/4/2020	3,778,900 units(18)	CAD 4.50
12/4/2020	296,308 warrants(19)	CAD 3.50
12/4/2020	30,000 units(20)	CAD 4.50
12/5/2020	150,000 options(8)	CAD 8.86
12/7/2020	5,000 options(8)	CAD 9.07
12/21/2020	60,000 warrants(17)	CAD 7.60
1/4/2021	1,155,000 options(8)	CAD 6.21
1/26/2021	60,000 options(8)	CAD 7.10
1/29/2021	3,255,000 options(8)	CAD 7.03
2/2/2021	5,452 Common Shares (12)	N/A
2/2/2021	6,834 Common Shares (12)	N/A
2/16/2021	75,000 options(8)	CAD 6.73
2/23/2021	139,676 Common Shares(21)	N/A
3/3/2021	6,292 Common Shares (12)	N/A
3/8/2021	35,000 options(8)	CAD 5.72
3/11/2021	62,329 Common Shares(21)	N/A
3/15/2021	7,240 Common Shares(12)	N/A
4/20/2021	7,240 Common Shares(12)	N/A
5/12/2021	8,391 Common Shares(12)	N/A
6/7/2021	225,000 warrants(22)	CAD 5.62
7/2/2021	391,632 warrants(23)	CAD 3.70
7/2/2021	5,594,750 Common Shares(24)	N/A
7/2/2021	30,000 Common Shares(25)	N/A
7/15/2021	685,625 options(8)	CAD 3.70
10/7/2021	115,000 options(8)	CAD 3.41
10/19/2021	525,000 warrants(26)	$2.50
6/3/2022	13,100,000 Common Shares(27)	N/A
6/3/2022	19,400,000 warrants(28)	$0.0001
6/3/2022	32,500,000 warrants(29)	$0.2582

(1)

In September 2018, the Company launched a fundraising campaign through FrontFundr and raised $600,000 from 248 investors across Canada in a series of closings pursuant to the crowdfunding and accredited investor exemptions under applicable Canadian securities legislation (the “FrontFundr Financing”). An aggregate of $600,000 principal amount of convertible debentures was issued in the FrontFundr Financing, each debenture convertible into Common Shares at a conversion price of approximately CAD 0.1291 per Common Share (the “FrontFundr Debentures”).

(2)

In January and May 2019, the Company closed two additional financings through the issuance of convertible debentures in the aggregate principal amount of $75,000 (the “Early 2019 Debentures”), which have the same terms as the FrontFundr Debentures.

(3)

Represents convertible debentures (“HR Debentures”) issued as payment for consulting services rendered by the Company’s human resources consultants. Such HR Debentures bear interest at an annual rate of 6% per annum simple interest, calculated daily, matured on November 30, 2021 and became convertible into Common Shares on the earlier of their maturity or completion of an equity financing for gross proceeds of at least CAD 2,000,000.

(4)

In June 2019, the Company completed a financing of debentures in the principal amount of $300,000 and these debentures are convertible into Common Shares at a conversion price of $0.2125 per Common Share (the “June Debentures”).

(5)

On July 31, 2019, the Company closed a private placement of units for gross proceeds of $1,849,800 (the “July Financing”). Each unit issued in the July Financing was comprised of one Common Share (the “July Financing Common Shares”) and one-half of one Common Share purchase warrant exercisable for one additional Common Share at a price of $0.30 for a period of 12 months from issuance (the “July Financing Warrants”), subject to early acceleration in certain circumstances.

(6)

Represents units issued as compensation to Drew Bonnell, the Company’s Chief Financial Officer at the time, each such unit having the same terms as the July Financing Units other than the expiry of the warrants in each case is 12 months from issuance.

(7)

Represents units issued to a consultant as compensation for business development and corporate finance advisory services provided under a consulting agreement entered into on January 1, 2019 and terminated effective July 31, 2019. Each unit has the same terms as the July Financing Units.

(8)	Represents a grant of stock options pursuant to the Company’s stock option plan to employees, officers, directors and consultants.
(9)	Represents Common Shares issued pursuant to the Company’s initial public offering, including 322,000 Common Shares issued as compensation to the underwriter, as agent for the initial public offering.
(10)

Represents warrants issued to the underwriter of the Company’s initial public offering as compensation under an advisory services agreement. Each warrant entitled the holder to purchase one Common Share at a price of $0.25 per warrant at any time from the date of issuance, and after the 20-day volume weighted average price of the Common Shares is equal to or greater than $0.62, until December 17, 2021.

(11)

Represents 1,288,000 warrants issued to Canaccord Genuity Corp. (“Canaccord”) as compensation for services as agent for the Company’s initial public offering, with each warrant being exercisable for one Common Share at a price of CAD 0.25 until June 17, 2021.

(12)	Represents Common Shares issued to a marketing services provider.
(13)

Represents units issued as compensation to the underwriter for the August Offering. Each unit consisted of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $2.00 until February 7, 2022.

(14)

Represents warrants issued as compensation to the underwriter for the August Offering, with each warrant being exercisable for one additional unit at an exercise price of $1.30 until February 7, 2022. Each unit issuable pursuant to exercise of a warrant is consisted of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $2.00 until February 7, 2022.

(15)

Represents units issued pursuant to the prospectus offering of 6,555,000 units of the Company for gross proceeds of $8,521,500 (the “August Offering”). Each unit consisted of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $2.00 until February 7, 2022.

(16)

Represents units issued pursuant to our private placement that closed on August 13, 2020. Each unit consisted of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $2.00 until February 13, 2022.

(17)	Represents warrants issued to Brian Greenleaf, the Company’s former Chief Operating Officer, as compensation for his services to the Company. The warrants expire 12 months from their issuance.
(18)

Represents units issued pursuant the prospectus offering of 3,778,900 units of the Company for gross proceeds of $13,226,150 (the “December Offering”). Each unit consists of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $4.50 until June 4, 2022.

(19)

Represents warrants issued to Canaccord as compensation for services as underwriter for the December Offering. Each warrant is exercisable at a price of CAD 3.50 for one unit of the Company, each such unit comprised of one Common Share and one-half of one warrant until June 4, 2022. The warrants to be received upon exercise of these units was exercisable for one Common Share at a price of CAD 4.50 until June 4, 2022.

(20)

Represents corporate finance fee units issued as compensation to Canaccord as the underwriter for the December Offering, with each corporate finance fee consisting of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of $4.50 until June 4, 2022.

(21)	Represents Common Shares issued to the vendors of The Cultured Nut Inc. and Lloyd-James Marketing Group Inc. pursuant to the terms of the transaction agreements.

(22)

Represents warrants issued to Waygar Capital Inc. as compensation for services as lender for the Company’s credit facility, with each warrant being exercisable for one Common Share at a price of CAD 5.62 until June 7, 2026.

(23)

Represents compensation warrants issued as compensation to Canaccord as the underwriter for the Company’s completion of its bought deal prospectus offering Canada, consisting of 5,594,750 Common Shares at a price of CAD 3.70 per unit for total gross proceeds of CAD 20,700,575 (the “July 2021 Offering”). Each warrant entitles the holder to purchase one additional Common Share in the Company at a price of CAD 4.60 per warrant until January 2, 2023.

(24)

Represents units issued pursuant to the July 2021 Offering. Each unit consists of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of CAD 4.60 until January 2, 2023.

(25)

Represents corporate finance fee units issued as compensation to Canaccord as the underwriter for the July 2021 Offering, with each corporate finance fee consisting of one Common Share and one-half of one warrant with each whole warrant being exercisable for one additional Common Share at an exercise price of CAD 4.60 until January 2, 2023.

(26)

In October 2021, the Company completed a United States registered direct offering (the “October 2021 Offering”) with certain institutional investors for the purchase and sale of 15,000,000 units of the Company. The warrants represent compensation issued to agents for the October 2021 Offering.

(27)

Represents Common Shares issued to the sole purchaser in the private placement of Common Shares and warrants that closed on June 3, 2022 for gross proceeds of approximately USD$6,500,000 (the “June 20222 Financing”).

(28)

Represents warrants issued to the sole purchaser in the June 2022 Financing. Each warrant is exercisable for one additional Common Share at an exercise price of $0.0001 and is exercisable for a term ending 5 years from the issuance date.

(29)

Represents warrants issued to the sole purchaser in the June 2022 Financing. Each warrant is exercisable for one additional Common Share at an exercise price of $0.2585 and is exercisable for a term ending 5 years from the issuance date.

The Company believes that each of the issuances described above was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, Rule 701 under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Exhibit Description

3.1	Articles of The Very Good Food Company Inc. (filed as exhibit 4.2 on Form S-8 on November 17, 2021 and incorporated herein by reference).

3.2	Certificate of Incorporation and Certificate of Change of Name of the Very Good Food Company (filed as exhibit 4.1 on Form S-8 on November 17, 2021 and incorporated herein by reference).

4.1	Form of Common Share Certificate (filed as exhibit 2.1 on Form 20-F on May 27, 2022 and incorporated herein by reference).

4.2	Warrant Indenture dated July 2, 2021 by and among The Very Good Food Company and Computershare Trust Company of Canada (including form of warrant) (filed as exhibit 4.3 on Form 20-F on May 27, 2022 and incorporated herein by reference).†

4.3	Warrant Indenture dated December 4, 2020 by and among The Very Good Food Company and Computershare Trust Company of Canada (including form of warrant) (filed as exhibit 4.4 on Form 20-F on May 27, 2022 and incorporated herein by reference).†

4.4	Form of Warrant (filed as exhibit 99.4 on Form 6-K on October 15, 2021 and incorporated herein by reference).

4.5	Form of Common Stock Purchase Warrant (filed as exhibit 4.1 on Form 6-K on June 3, 2022 and incorporated herein by reference).

4.6	Form of Pre-Funded Common Stock Purchase Warrant (filed as exhibit 4.2 on Form 6-K on June 3, 2022 and incorporated herein by reference).

4.7	Stock Option Plan (filed as exhibit 99.1 on Form S-8 on November 17, 2021 and incorporated herein by reference).

5.1	Opinion of Harper Grey LLP.*

5.2	Opinion of Davis Graham & Stubbs LLP.*

10.1	Form of Securities Purchase Agreement, dated May 30, 2022 (filed as exhibit 10.1 on Form 6-K on June 3, 2022 and incorporated by reference).

10.2	Form of Registration Rights Agreement, dated May 30, 2022 (filed as exhibit 10.2 on Form 6-K on June 3, 2022 and incorporated by reference).

10.3	Industrial Lease dated November 16, 2020 between MPW Properties Partnership and The Very Good Food Company in respect of the 2748 Rupert Street, Vancouver 2758 Rupert Street, Vancouver 2762 Rupert Street, Vancouver 2768 Rupert Street, Vancouver Collectively referred to as a portion of Rupert I and 2774 Rupert Street, Vancouver, 2788 Rupert Street, Vancouver, collectively referred to as Rupert II (filed as exhibit 4.1 on Form 20-F on May 27, 2022 and incorporated by reference).†

10.4	Loan Agreement dated June 7, 2021 between Waygar Capital Inc. as the lender and The Very Good Food Company as borrower relating to the Credit Facility (filed as exhibit 4.2 on Form 20-F on May 27, 2022 and incorporated by reference).†

21.1	List of Subsidiaries (filed as exhibit 8.1 on Form 20-F on May 27, 2022 and incorporated herein by reference).

23.1	Consent of DMCL LLP.*

23.2	Consent of KPMG LLP.*

23.3	Consent of Harper Grey LLP (included in Exhibit 5.1).*

23.4	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.2).*

24.1	Power of Attorney (included in signature page).*

107	Filing Fee Table.*

*	Filed herewith.
†	Portions of this exhibit have been omitted for confidentiality purposes.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on this 30th day of June, 2022.

THE VERY GOOD FOOD COMPANY INC.

By:	/s/ Dela Salem
Name:	Dela Salem
Title:	Interim Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTED, that each director and officer of THE VERY GOOD FOOD COMPANY INC. whose signature appears below hereby appoints Dela Salem his true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective -amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Matthew Hall Matthew Hall	Interim Co-Chief Executive Officer (co-principal executive officer), Director	June 30, 2022

/s/ Dela Salem Dela Salem	Interim Co-Chief Executive Officer (co-principal executive officer, principal financial officer, and principal accounting officer), Director	June 30, 2022

/s/ William Tolany William Tolany	Director	June 30, 2022

/s/ Justin Steinbach Justin Steinbach	Director	June 30, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of The Very Good Food Company Inc., has signed this registration statement on June 30, 2022.

VGFC Holdings LLC

By:	/s/ Dela Salem
Name:	Dela Salem
Title:	Authorized Representative

Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

(Form Type)

THE VERY GOOD FOOD COMPANY INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares, no par value per share	Rule 457(c)	65,000,000(1)	$0.26535(2)	$17,247,750.00	$0.0000927	$1,599

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					$17,247,750.00		$1,599

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$1,599
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares registered hereby also include an indeterminate number of additional common shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Pursuant to Rule 457(c), based on the average high and low prices reported for the registrant’s common stock on June 22, 2022 on the Nasdaq Capital Market.